Guidant Corporation and Subsidiaries

                Exhibit 21.1  List of Subsidiaries and Affiliates

         The following are the subsidiaries and affiliated corporations of the Company at December 31, 1996:


                                        State or Jurisdiction
                                         of Incorporation or        %
Name                                        Organization          Owned
----                                   ----------------------     -----

Guidant Corporation                          Indiana
  Advanced Cardiovascular Systems, Inc.      California            100
     Heart Rhythm Technologies Incorporated  California            100
     Origin Medsystems, Inc.                 Delaware              100
     Guidant Canada Corporation              Canada                100
     ACS GmbH                                Germany               100
     Guidant Beteiligungs GmbH               Germany               100
     Guidant GmbH & Co. Medizintechnik KG    Germany               100
  Cardiac Pacemakers, Inc.                   Minnesota             100
     Guidant B.V.                            Netherlands           100
        Elmedin-Guidant S.A.                 Spain                 100
        Guidant Limited (U.K.)               England               100
        Guidant France S.A.                  France                100
        Guidant Belgium S.A.                 Belgium               100
        Guidant Skandinavia A.B.             Sweden                100
        Guidant Nederland B.V.               Netherlands           100
           Guidant Japan T.K.*               Japan                 100
        Guidant GmbH (Austria)               Austria               100
        Guidant International B.V.           Netherlands           100
           Guidant Japan K.K.*               Japan                 100
     CPI del Caribe, Ltd.                    Minnesota             100
     CPI Delaware, Inc.                      Delaware              100
     Guidant Australia Pty Ltd.              Australia             100
     Guidant Italy, S.r.l.                   Italy                 100
     Guidant Sales Corporation               Indiana               100
  Devices for Vascular Intervention, Inc.    California            100
  Guidant Europe S.A.                        Belgium               100
  Guidant International Sales, Inc.          Barbados              100




*Guidant Nederland B.V. and Guidant International B.V. own 90% and 10%, respectively, of Guidant Japan K.K.